Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 3, 2014, Platform Specialty Products Corporation (“Platform,” “we,” “us,” “our,” or the “Company”) completed the acquisition of the Chemtura AgroSolutions business (“CAS”) of Chemtura Corporation (“Chemtura”) (the “CAS Acquisition”), pursuant to which we acquired from Chemtura certain legal entities and other assets and liabilities for approximately $1.04 billion, consisting of $983 million in cash, net of closing adjustments, and 2,000,000 shares of our common stock. We funded the cash portion of the purchase price and related transaction expenses of the CAS Acquisition with a combination of available cash on hand and borrowings under our Credit Agreement dated April 12, 2007 (as amended and/or restated, the “Amended and Restated Credit Agreement”).

On February 13, 2015, we completed the acquisition of Arysta LifeScience Limited (“Arysta”), pursuant to which we acquired all of the outstanding common stock of Arysta for approximately $3.44 billion (the “Arysta Acquisition”). The purchase price consisted of $2.79 billion of cash, net of closing adjustments and including seller transaction expenses paid by Platform, and $600 million of Series B convertible preferred stock of Platform (the “Series B Preferred Stock”). To fund the cash portion of the purchase price, on February 2, 2015, we issued $1.1 billion and €350 million (approximately $420 million based upon the February 2, 2015 exchange rate of $1.20 per €1.00) of notes (collectively, the “Notes”), and, on February 13, 2015, we borrowed an incremental $500 million and €83 million (approximately $94.5 million based upon the February 13, 2015 exchange rate of $1.14 per €1.00) (the “Term Debt”).

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 give effect to the CAS Acquisition and the Arysta Acquisition as if they had been consummated on January 1, 2014 and a proposed $350 million offering of shares of common stock (the “Offering”) as if the Offering had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated statements of operations for the three-months ended March 31, 2015 give effect to the Arysta Acquisition and the Offering as if they had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 reflects the completion of the CAS Acquisition and Arysta Acquisition, and gives effect to the Offering as if it had been consummated on March 31, 2015.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 was derived from Platform’s unaudited condensed consolidated financial statements. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 was derived from Platform’s and Arysta’s audited consolidated financial statements and the unaudited combined financial statements of CAS for the nine-months ended September 30, 2014. The results of operations for the one-month ended October 31, 2014 were derived from the unaudited combined results of operations of CAS for the ten-months ended October 31, 2014 and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The unaudited pro forma statements of operations do not reflect the acquisition of Percival S.A. and its agrochemical business, Agriphar, completed on October 1, 2014 (the “Agriphar Acquisition”) or the related financing and the proposed separate acquisitions of the Electronic Chemicals and Photomask businesses of the OM Group (the “OMG Acquisition”), because the Agriphar Acquisition and the OMG Acquisition are not significant as defined by Rule 1-02(w) of Regulation S-X. The unaudited pro forma balance sheet and statements of operations do not reflect the financing available under certain financing commitment letters (collectively, the “Debt Commitment Letter”) with Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch and/or their affiliates, which provide debt financing of up to $375 million to consummate the OMG Acquisition (the “Debt Commitment Letter”). Such commitments will be reduced on a dollar-for-dollar basis by the amount of equity raised in the Offering.

The unaudited pro forma condensed consolidated financial information presented below is not necessarily indicative of future results and should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements filed in our annual report on Form 10-K for the fiscal year ended December 31, 2014, as recast by our current report on Form 8-K dated June 16, 2015, and consolidated condensed financial statements filed in our quarterly report on Form 10-Q for the three-months ended March 31, 2015, filed on May 15, 2015, “CAS Management’s Discussion of Operations and Cash Flows” and CAS’ combined financial statements and the notes thereto filed as exhibits to current reports on Form 8-K filed on July 11, 2014 and January 12, 2015 (as amended on January 30, 2015), “Arysta Management’s Discussion of Operations and Cash Flows” and Arysta’s audited consolidated financial statements and the notes thereto filed on Form 8-K/A, filed on April 29, 2015.

The pro forma adjustments are described in the accompanying notes and include the following:

•	The preliminary allocation of the purchase price to the CAS balance sheet as shown below:

(in millions)
Current assets	$300
Identifiable intangible assets	534
Goodwill	276
Property, plant, and equipment	12
Other long-term assets	22

Total assets	$1,144
Current liabilities	70
Other liabilities	39

Total liabilities	$109

Total consideration	$1,035

•	The preliminary allocation of the purchase price to the Arysta balance sheet as shown below:

(in millions)
Current assets	$1,113
Identifiable intangible assets	1,639
Goodwill	1,697
Property, plant, and equipment	110
Other long-term assets	38

Total assets	$4,597
Current liabilities	571
Other liabilities	566

Total liabilities	$1,137
Noncontrolling interest	25

Total liabilities and noncontrolling interest	$1,162

Total consideration	$3,435

Purchase accounting and purchase price allocation is substantially complete for the CAS Acquisition, with the exception of accounts receivable, inventory, and for both intangible and tangible assets related to the supply agreements with Chemtura for CAS. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets and the liabilities acquired in the Arysta Acquisition, and the related allocations of purchase price. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material, to the balance sheet and/or the statement of operations.

Pro forma adjustments to historical financial information are subject to assumptions described in the notes following the unaudited pro forma financial statements. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The principal adjustments consist of the following:

•	the consummation of the Offering; and
•	the completion of the CAS Acquisition and the Arysta Acquisition and the related issuance of the Term Debt and the Notes for the statements of operations.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what our financial position or results of operations would have been had the CAS Acquisition or the Arysta Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be relied upon as a representation of our future performance. The pro forma information contained in this current report on Form 8-K assumes the consummation of the Offering. To the extent we raise less than $350 million, we intend to pay for the additional consideration required to consummate the OMG Acquisition through a combination of cash on hand and borrowings under our existing Amended and Restated Credit Agreement in accordance with the terms of the Debt Commitment Letter.

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2015

($ millions)	Platform (Historical)	Equity Issuance		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$297.3	$350.0	EA
		(9.5)	EB	$637.8
Accounts receivable, net	1,054.1			1,054.1
Inventories	460.9			460.9
Prepaid expenses and other current assets	169.0			169.0

Total current assets	1,981.3	340.5		2,321.8
Property, plant, and equipment, net	280.0			280.0
Goodwill	2,908.9			2,908.9
Intangible assets, net	2,769.6			2,769.6
Other assets	128.1			128.1

TOTAL ASSETS	$8,067.9	$340.5		$8,408.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and short-term debt	18.5			18.5
Revolving credit facility	173.3			173.3
Accounts payable, accrued expenses, and other	806.6			806.6

Total current liabilities	998.4	—		998.4

Long-term debt	3,422.0			3,422.0
Long-term contingent consideration	66.6			66.6
Other long-term liabilities	808.3			808.3

TOTAL LIABILITIES	5,295.3	—		5,295.3

Redeemable preferred shares—Class B	645.9			645.9

STOCKHOLDERS’ EQUITY
Preferred stock—Class A	—			—
Common stock	1.9	0.1	EA	2.0
Additional paid in capital	2,814.3	349.9	EA
		(9.5)	EB	3,154.7
Accumulated retained deficit	(250.8)			(250.8)
Accumulated other comprehensive income	(547.8)			(547.8)

Total stockholders’ equity	2,017.6	340.5		2,358.1
Noncontrolling interests	109.1			109.1

Total equity	2,126.7	340.5		2,467.2

Total liabilities and stockholders’ equity	$8,067.9	$340.5		$8,408.4

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2015

	Platform (Historical)	Arysta(1)	Arysta Adjustments		Pro Forma Consolidated
($ millions except per share data)
Net sales	$534.8	$85.6	$1.4	IA	$622.3
			0.5	IB
Cost of sales	327.7	53.0	0.4	AA
			1.0	IA
			(36.1)	AN	346.0

Gross profit	207.1	32.6	36.6		276.3
Operating expenses:
Selling, technical, general, and administrative	190.4	41.4	(22.9)	AB
			(8.9)	AC
			13.4	AD	213.4
Research and development	12.9	—			12.9
Restructuring	1.6	—			1.6
Other	—	0.8			0.8

Total operating expense	204.9	42.2	(18.4)		228.7

Operating profit (loss)	2.2	(9.6)	55.0		47.6
Other (expense) income:
Interest, net	(39.4)	(42.4)	(9.4)	NA
			41.5	AE
			(4.3)	TA
			(1.7)	IB	(55.7)
Other income (expense), net	35.6	(12.5)	(2.0)	IC	21.1

	(3.8)	(54.9)	24.1		(34.6)
(Loss) income before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares	(1.6)	(64.5)	79.1		13.0
Income tax benefit (provision)	(24.7)	2.1	(25.6)	AF
			3.2	NB
			1.5	TB
			(0.1)	IA
			0.2	IB
			0.4	ID
			0.7	IC	(42.3)

Net loss	(26.3)	(62.4)	59.4		(29.3)
Net loss (income) attributable to non-controlling interests	(0.4)	(0.1)			(0.5)

Net (loss) income attributable to common stockholders	$(26.7)	$(62.5)	$59.4		$(29.8)

(Loss) Earnings Per Share
Basic	$(0.14)	n/a	n/a		$(0.15)
Diluted	$(0.14)	n/a	n/a		$(0.15)

Weighted average shares outstanding (millions)
Basic	191.9	n/a	n/a		204.6	SA
Diluted	191.9	n/a	n/a		204.6	SA

(1)	Arysta’s amounts correspond to the unaudited pre-acquisition income statement of Arysta from January 1, 2015 through February 13, 2015, which were prepared under IFRS as issued by the IASB.

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

DECEMBER 31, 2014

	Platform (Historical)	CAS (Historical) for the Nine-Months Ended September 30, 2014 (1)	CAS (Historical) for the One-Month Ended October 31, 2014 (2)	Arysta (Historical) (3)	CAS Adjustments		Arysta Adjustments		Pro Forma Consolidated
($ million except per share data)
Net sales	$843.2	$353.8	$26.4	$1,540.6			$14.5	IE
							(16.4)	IF
							(6.2)	IG	$2,755.9
Cost of sales	446.6	212.6	14.5	961.8	$22.0	CA	2.0	IE
					0.3	CB	39.0	AG
							3.2	AH
							(4.2)	IG	1,697.8

Gross profit	396.6	141.2	11.9	578.8	(22.3)		(48.1)		1,058.1
Operating expenses:
Selling, technical, general, and administrative	357.9	62.2	0.8	378.7	(1.0)	CC	(6.4)	AI
					(33.9)	CD	(57.3)	AJ
					(4.5)	CE	109.9	AK
					33.9	CF			840.3
Research and development	26.2	7.8	1.6	9.2					44.8
Restructuring	3.0	—	—	—					3.0
Equity income	—	(0.1)	—	—	0.1	CG			—
Other	—	—	—	34.3					34.3

Total operating expense	387.1	69.9	2.4	422.2	(5.4)		46.2		922.4

Operating profit (loss)	9.5	71.3	9.5	156.6	(16.9)		(94.3)		135.7

Other (expense) income:
Interest, net	(37.9)	(0.2)	0.1	(99.8)	0.1	CH	100.0	AL
					(20.1)	CI	(100.7)	NC
							(35.0)	TC
							(12.5)	IE
							16.4	IF	(189.6)
Other (expense) income, net	(2.5)	6.1	(1.2)	(28.0)			2.0	IH	(23.6)

	(40.4)	5.9	(1.1)	(127.8)	(20.0)		(29.8)		(213.2)
(Loss) income before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares	(30.9)	77.2	8.4	28.8	(36.9)		(124.1)		(77.5)
Income tax benefit (provision)	6.7	(38.1)	(4.1)	(49.9)	15.6	CJ	0.5	IG
							(10.4)	II
							(0.7)	IH
							42.0	AM	(38.4)

Net (loss) income	(24.2)	39.1	4.3	(21.1)	(21.3)		(92.7)		(115.9)
Net loss (income) attributable to non-controlling interests	(5.7)	—	—	(8.5)					(14.2)

Net (loss) income attributable to stockholders	(29.9)	39.1	4.3	(29.6)	(21.3)		(92.7)		(130.1)
Accrued payment-in-kind dividend on cumulative preferred shares
	(232.7)	—	—	—					(232.7)

Net (loss) income attributable to common stockholders	$(262.6)	$39.1	$4.3	$(29.6)	$(21.3)		$(92.7)		$(362.8)

(Loss) Earnings Per Share
Basic	$(1.94)	n/a	n/a	n/a	n/a		n/a		$(2.45)
Diluted	$(1.94)	n/a	n/a	n/a	n/a		n/a		$(2.45)

Weighted average shares outstanding (millions)
Basic	135.3	n/a	n/a	n/a	n/a		n/a		148.0	SA
Diluted	135.3	n/a	n/a	n/a	n/a		n/a		148.0	SA

(1)	The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $206.8 million as an operating expense. For purposes of this pro forma, this amount plus $5.8 million of related depreciation is presented as cost of sales to present gross profit for the acquired business.
(2)	The historical statement of operations of CAS for the one-month ended October 31, 2014 is estimated primarily based upon the operations of CAS for the ten-months ended October 31, 2014 less the nine-months ended September 30, 2014, except for the income tax provision, which was adjusted to reflect the effective tax rate of the nine-months ended September 30, 2014.
(3)	The historical statement of operations of Arysta are presented in accordance with GAAP based upon its financial statements prepared in accordance with IFRS. Adjustments to convert the IFRS basis to GAAP basis are included in the Arysta adjustments column.

CAS Adjustments

CA	Reflects portion of the profit in CAS inventory step-up recognized in purchase accounting that has not been recognized in operations subsequent to the closing of the CAS Acquisition during 2014.

CB	Adjustment to depreciation to reflect its annual basis for the step-up of property, plant, and equipment.

CC	Reflects elimination of the cost of a Brazilian accounts receivable securitization program of CAS not acquired in the CAS Acquisition.

CD	Reflects the elimination of non-recurring CAS Acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees.

CE	Reflects the elimination of the historical amortization expenses on CAS’ identifiable intangible assets.

CF	Adjustment to amortization expense to reflect its annual basis for the fair value of the intangible assets of CAS.

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Technology (12 years)	$458.0	$38.2
Customer relationships (30 years)	76.0	2.5

CG	Reflects elimination of net losses of unconsolidated subsidiaries of CAS not acquired with the CAS Acquisition.

CH	Reflects the elimination of interest expense related to debt not assumed from Chemtura in conjunction with the CAS Acquisition.

CI	Reflects interest expense related to the indebtedness incurred under our existing Amended and Restated Credit Agreement, that funded a portion of the cash purchase price for the CAS Acquisition comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $130 million at a rate of approximately 4.00% and on the Euro denominated first lien debt of approximately $256 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3% on the US Dollar borrowings and 3.25% on the Euro denominated borrowings applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change effective in the interest rate would be $0.4 million annually.

•	Interest on the incremental borrowings of approximately $129 million under our revolving credit facilities at a rate of 5.25% for the portion under our U.S. Dollar revolving credit facility of $60 million and 3.23% for the portion under or multicurrency revolving credit facility of approximately $68.7 million.

•	Amortization of estimated deferred financing fees of $7.5 million and estimated original issuance discount of $1.9 million for the first lien term debt over the six-year term of the loan.

•	Amortization of estimated deferred financing fees of $3.1 million for access to an incremental $125 million of revolving line of credit obtained in conjunction with the CAS Acquisition over the four-year term of the facility.

CJ	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares related to the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

Arysta Adjustments

AA	Reflects depreciation expense related to management’s estimated step-up to fair value of the property, plant, and equipment of Arysta as of the closing of the Arysta Acquisition.

AB	Eliminates the effect of transaction expenses related to the Arysta Acquisition that were incurred in the first quarter of 2015.

AC	Reflects the elimination of historical amortization expenses related to Arysta’s intangible assets.

AD	Reflects quarterly amortization expense recorded in conjunction with the step-up in the fair value of the intangible assets of Arysta.

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$176.5	—
Technology (12 years)	1,102.5	$91.9
Customer relationships (20 years)	360.0	18.0

AE	Reflects elimination of historical interest expense at Arysta for debt not assumed in connection with the Arysta Acquisition.

AF	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

AG	Reflects management’s preliminary estimate of impact on cost of goods sold due to the inventory step-up to fair value as of December 31, 2014.

AH	Reflects management’s estimated step-up to fair value of the property, plant, and equipment of Arysta as of the closing of the Arysta Acquisition and related depreciation expense.

AI	Reflects the elimination of non-recurring Arysta Acquisition expenses directly attributable to the transaction, including but not limited to financial advisory, legal and accounting fees.

AJ	Reflects the elimination of historical amortization expenses related to Arysta’s intangible assets.

AK	Reflects amortization expense to be recorded in conjunction with the estimated fair value of the identifiable intangible assets of Arysta:

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$176.5	—
Technology (12 years)	1,102.5	$91.9
Customer relationships (20 years)	360.0	18.0

AL	Reflects the elimination of interest expense related to debt not assumed in conjunction with the Arysta Acquisition.

AM	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

AN	Reflects elimination of historical manufacturer’s profit inventory Adjustment in connection with the Arysta Acquisition.

Notes Issuance

NA	Reflects the interest expense for the three-month period ended March 31, 2015, related to the Notes issued to fund a portion of the cash purchase price for the Arysta Acquisition, comprised of the following:

•	Interest on the $1.52 billion of Notes issued.

•	Amortization of estimated deferred financing fees of $29.6 million and original issuance discount of $1.0 million over the anticipated term of the Notes.

NB	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

NC	Reflects the interest expense for the year ended December 31, 2014, related to the Notes issued to fund a portion of the cash purchase price for the Arysta Acquisition, comprised of the following:

•	Interest on the $1.52 billion of Notes issued.

•	Amortization of estimated deferred financing fees of $29.6 million and original issuance discount of $1.0 million over the anticipated term of the Notes.

Term Debt Issuance

TA	Reflects the interest expense for the three-month period ended March 31, 2015 related to the Term Debt issued to fund a portion of the cash purchase price of the Arysta Acquisition, comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $500 million at a rate of approximately 4.75% and on the Euro denominated first lien debt of $94.5 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3.75% and 3.25%, respectively, applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change in the effective interest rate would be $0.7 million annually.

•	Amortization of estimated deferred financing fees of $15.2 million and estimated original issuance discount of $7 million over the anticipated terms of the senior term debt and the revolving line of credit.

TB	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

TC	Reflects the interest expense for the year ended December 31, 2014 related to the Term Debt issued to fund a portion of the cash purchase price of the Arysta Acquisition, comprised of the following:

•

Interest on the incremental US Dollar borrowings under the first lien debt of $500 million at a rate of approximately 4.75% and on the Euro denominated first lien debt of $94.5 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3.75% and 3.25%, respectively, applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change in the effective interest rate would be $0.7 million annually.

•	Amortization of estimated deferred financing fees of $15.2 million and estimated original issuance discount of $7 million over the anticipated terms of the senior term debt and the revolving line of credit.

Equity Issuance

EA	Reflects the impact of the Offering.

EB	Reflects the transaction costs associated with the Offering.

IFRS to GAAP Adjustments

Arysta’s historical financial statements are prepared in accordance with IFRS. The following adjustments reflect management’s estimates of converting Arysta’s historical financial statements to GAAP.

IA	Reflects the recognition of sales previously reversed under IFRS that would meet recognition criteria under GAAP in the first quarter of 2015.

IB	Reflects management’s estimate of the reversal of present value accounting required for IFRS that is prohibited for GAAP for receivables and payables expected to be settled within a year.

IC	Reflects management’s estimate of the reversal of hedge accounting that does not meet GAAP requirements and the associated impact on income taxes.

ID	Reflects management’s estimate for a change in the tax rate used in intercompany sales (from the buyer rate to seller rate) and to set up a prepaid tax asset pursuant to GAAP that is recorded as a deferred tax asset under IFRS.

IE	Reflects management’s estimate of the reversal of present value accounting required for IFRS that is prohibited for GAAP for receivables and payables expected to be settled within a year.

IF	Reflects management’s estimate of the reclassification of customer cash discounts from expense to a reduction of sales, which is required for GAAP.

IG	Reflects management’s estimate of the reversal of a sale that does not qualify for revenue recognition for GAAP.

IH	Reflects management’s estimate of the reversal of hedge accounting that does not meet GAAP requirements and the associated impact on income taxes.

II	Reflects management’s estimate of uncertain tax positions pursuant to GAAP that are not required for IFRS.

Weighted Average Share Adjustments

SA	To reflect the Offering of approximately 12.7 million Shares and its impact on weighted average shares for the calculation of basic and diluted earnings per share.